UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2001

TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28316 (Commission File Number)	72-1252405 (IRS Employer Identification No.)

250 North American Court, Houma, Louisiana (Address of principal executive offices)		70363 (Zip Code)

 (504) 851-3833
(Registrant's telephone number, including area code)

Item 5.     Other Events.

        On June 26, 2001, Trico Marine Services, Inc. issued the press release attached hereto as Exhibit 99.

Item 7.     Financial Statements and Exhibits.

(a)	Exhibits.
	99	Press release issued by Trico Marine Services, Inc. on June 26, 2001, announcing that it has entered into a joint venture agreement with Chuan Hup Holdings Limited of Singapore whereby the two companies expect to jointly acquire, construct and operate platform supply and anchor handling vessels in Southeast Asia and other international markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.

By: /s/ Victor M. Perez Victor M. Perez Vice President, Chief Financial Officer, and Treasurer

 Dated: June 27, 2001